EXHIBIT 10.43


                             STOCK OPTION AGREEMENT
                             ----------------------

     THIS STOCK OPTION AGREEMENT is entered into as of May 3, 2001, by and between TSET, Inc., a Nevada corporation ("TSET"), and Jeffrey D. Wilson ("Wilson ").

                                  WITNESSETH:
                                  ----------

     WHEREAS, pursuant to that certain employment agreement dated as of April 20, 1999 by and between TSET (the "Employment Agreement"), and Wilson, TSET desires to grant to Wilson an option to acquire up to 200,000 restricted shares of TSET's common stock, par value $0.001 per share (the "Option Shares"), in consideration of Wilson's service to TSET as chairman of the board of directors from April 1999 through April 2001, the parties acknowledging that the Employment Agreement provides for such consideration at the rate of 100,000 shares annually; and

     WHEREAS, Wilson desires to accept such option.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants, and agreements set forth herein and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF OPTION. TSET hereby grants to Wilson an option (the "Option") to acquire the Option Shares at an exercise price of $0.71 per share (the "Exercise Price"). The Option shall immediately and fully vest in Wilson's favor for all purposes upon execution and delivery of this Agreement by the parties. The Option is personal to Wilson and may be exercised only by Wilson during his lifetime. The Option shall continue in full force and effect for a period of 10 years from the date hereof (the "Term"), at which time the Option shall expire and terminate unless previously exercised by Wilson. The Option shall not be subject to forfeiture or termination, except for Wilson's failure to exercise the Option during the Term.

     2. EXERCISE OF OPTION. The Option may be exercised by Wilson, in whole or in part, at any time during the Term upon receipt by TSET of written notice from Wilson (the "Exercise Notice"). The Exercise Notice shall specify the number of Option Shares Wilson desires to acquire pursuant thereto and provide any necessary or appropriate instructions to TSET and its transfer agent regarding the denomination of certificates representing the Option Shares and the name in which the Option Shares should be registered. The exercise of the Option shall be on a "cashless" basis, at Wilson's election, and if so elected Wilson shall not be required to remit to TSET any payment therefor.

     3. RESERVATION OF THE OPTION SHARES. To ensure fulfillment of its obligations hereunder should Wilson elect to exercise the Option, TSET shall reserve from its authorized but unissued capital that number of shares of its common stock equal to the Option Shares.

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     4.   RESTRICTIONS ON TRANSFER.  Wilson  acknowledges that the Option Shares are subject to certain restrictions upon transfer, and cannot be sold, assigned, transferred, or conveyed (in any case, a "transfer") except in compliance with such restrictions and applicable provisions of federal and state securities laws. Certificates representing the Option Shares shall bear appropriate restrictive legends and notices. In the event Wilson desires to transfer any Option Shares prior to the expiration of such restrictions, TSET shall be entitled to receive from Wilson written undertakings, certifications, or opinions of legal counsel evidencing compliance with such restrictions. The Option
          Shares shall be entitled to all of the benefits provided in the Employment Agreement relating to demand and piggy-back registration rights with respect thereto.

     5. TAX MATTERS. Wilson acknowledges that treatment of the Option, the Option Shares, and events or transactions with respect thereto, for federal and state income and other tax purposes, is dependent upon various factors and events, which are not determined by this Agreement. TSET makes no representations to Wilson with respect to, and hereby disclaims any and all responsibility as to such tax treatment. Wilson shall be solely and fully responsible for the payment of, and shall pay, any and all federal, state, and other taxes (including any and all withholding taxes) levied with respect to the grant of the Option, the purchase of the Option Shares, and any subsequent transfer thereof. In the event the exercise of the Option or the disposition of the Option Shares following exercise of the Option results in Wilson's realization of income which for federal, state, local, or other income tax purposes is, in TSET's opinion, subject to withholding of tax, then at the election of TSET and prior to the delivery to Wilson of certificates representing the Option
          Shares acquired by him pursuant to an Exercise Notice, (a) Wilson shall pay to TSET an amount equal to such withholding tax or (b) TSET may withhold such amount from any compensation or other payments owed by TSET to Wilson.

     6. NONQUALIFIED STATUS. The Option is not intended to be an "incentive stock option" as defined in the Internal Revenue Code of 1986, as amended, and shall not be treated as such whether or not, by the terms hereof, it meets the requirements of any applicable provisions thereof.

     7. NOTICES. All notices or other communications given or made hereunder shall be in writing and may be delivered personally, by express, registered, or certified mail (return receipt requested), by special courier, or by facsimile transmission (to be followed by delivery of a written original notice in the most expeditious manner possible, as aforesaid), all postage, fees, and charges prepaid, to TSET and Wilson, as the case may be, to the following addresses (which may be changed by the parties from time to time upon written notice given as aforesaid):

                  To TSET:          333 South State Street, PMB 111
                                    Lake Oswego, OR 97034

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                  Attn:             Richard A. Papworth
                                    Chief Financial Officer

                                    Tel:    503.968.1547
                                    Fax:    503.968.0867

                  To Wilson:        333 South State Street, PMB 111
                                    Lake Oswego, OR 97035

                                    Tel:    503.380.5558
                                    Fax:    503.968.2337


          Notices hereunder shall be deemed given when delivered in person, upon confirmation of successful transmission when sent by facsimile, or 5 days after being mailed by express, registered, or certified mail (return receipt requested), postage and fees prepaid.

     8. INTEGRATION, AMENDMENT, AND WAIVER. When executed and delivered, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior agreements and understandings with respect thereto. No other agreement, whether oral or written, shall be used to modify or contradict the provisions hereof unless the same is in writing, signed by the parties, and states that it is intended to amend the provisions of this Agreement. No waiver by either party of any breach of this Agreement in any particular instance shall constitute a waiver of any other breach hereof in any other circumstance or any relinquishment for the future of their respective rights to strictly enforce all of the other provisions hereof or seek all remedies which may be available at law or in equity.

     9. COUNTERPARTS; BINDING EFFECT. This Agreement may be executed in multiple counterparts (and by facsimile signature, to be followed by manual signature), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement. This Agreement shall be binding upon and inure to the benefit of the parties' respective permitted heirs, successors, and assigns.

     10.  ASSIGNMENT.   This  Agreement  is  personal  to  the  parties  hereto.
          Accordingly, Wilson shall not assign or transfer this Agreement without the prior written consent of TSET, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Wilson shall be permitted to assign or transfer this Agreement to a legal entity owned by Wilson without such consent. Any attempted assignment of this Agreement by Wilson without receipt of such consent from TSET shall be null and void.

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     11.  SEVERABILITY.  If any provision (or portion thereof) of this Agreement is adjudged unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect and the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provisions shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof. If necessary to effect such intent, TSET and Wilson shall negotiate in good faith to amend this Agreement to replace such provision with language believed in good faith by the parties to be enforceable, which as closely as possible reflects such intent.

     12. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their permitted successors, heirs, and assigns. Nothing herein, expressed or implied, shall give or be construed to give any other person, other than the parties and their permitted assigns, any legal or equitable rights hereunder. No finder's or other fees shall be payable by either party with respect to the exercise of the Option or the issuance of the Option Shares pursuant to this Agreement.

     13. STATE SECURITIES QUALIFICATIONS. The sale of the Option Shares pursuant to any exercise of the Option has not been qualified with the securities regulatory authorities in any state or other jurisdiction and the issuance of the Option Shares prior to such qualification may be unlawful unless such transactions are exempt from such qualification requirements. The rights of the parties hereto are expressly conditioned upon such qualification being obtained, unless any such transaction is so exempt.

     14.  GOVERNING  LAW.   This Agreement shall be governed by and construed in
          accordance with the laws of the State of Oregon, exclusive of its conflicts of laws principles.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

TSET, Inc.

By:   /s/ Richard A. Papworth
     ------------------------------------------
      Richard A. Papworth
      Chief Financial Officer

 /s/ Jeffrey D. Wilson
-----------------------------------------------
Jeffrey D. Wilson



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